Exhibit 99.1
BGC Partners, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information

On May 26, 2021, Tower Bridge (One) Limited (the “Seller”), an indirect subsidiary of BGC Partners, Inc. (“BGC” or the “Company”), and BGC (as the Seller guarantor) entered into an Agreement (the “Purchase Agreement”) with Ardonagh Specialty Holdings 2 Limited (the “Buyer”) and The Ardonagh Group Limited (as the Buyer guarantor). The Purchase Agreement provides that, at closing, the Buyer will purchase the entire issued share capital of each of Ed Broking Group Limited and Besso Insurance Group Limited (each wholly owned subsidiaries of the Seller), for a purchase price of $500 million, subject to working capital and certain other closing adjustments, in cash to be paid at closing (the “Insurance Business Disposition”). These entities represent BGC’s insurance brokerage business. On November 1, 2021, the Company successfully completed the Insurance Business Disposition and, after closing adjustments, received approximately $535 million in gross cash proceeds from the Buyer, subject to limited post-closing adjustments. In addition, unvested equity and other awards previously granted by BGC to employees of its insurance brokerage business were converted into the right to receive a cash payment from BGC; a significant portion of these awards was 50% vested and paid in cash at closing, with the remaining 50% vesting and to be paid in cash two years after closing. The remaining portion of these awards will have been 100% vested and paid in cash by two years after the closing. The payments after closing are only made if the applicable employee remains an employee of the insurance brokerage business.
The following unaudited pro forma condensed consolidated financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and has been prepared subject to the assumptions and adjustments as described in the notes thereto. Specifically, the unaudited pro forma condensed consolidated financial information set forth below reflects the effects of the Insurance Business Disposition on (i) BGC’s statement of financial condition as of June 30, 2021, as if the Insurance Business Disposition had occurred on that date, and (ii) BGC’s statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, as if the Insurance Business Disposition had occurred on January 1, 2020. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.
The following unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Insurance Business Disposition had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated statements of operations also do not reflect the gain from the Insurance Business Disposition, the potential use of proceeds, potential actions to reduce corporate overhead, potential tax or hedging strategies in the Insurance Business Disposition. In addition, the unaudited pro forma condensed consolidated statements of operations do not include any adjustments with respect to certain expenses recorded that were related to non-recurring events both related and unrelated to the Insurance Business Disposition.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with:
•The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
•BGC’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021;
•BGC’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020; and
•The risks described under "Special Note on Forward-Looking Information" and under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and any updates to those risks or new risks contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.
Capitalized terms used and not defined in BGC’s unaudited pro forma condensed consolidated statement of financial condition as of June 30, 2021 and the accompanying notes thereto and in BGC’s unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2021 and the accompanying notes thereto have the meanings ascribed to them in BGC’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 filed with the SEC. Capitalized terms used and not defined in BGC’s unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020 and the accompanying notes thereto have the meanings ascribed to them in BGC’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
As of June 30, 2021
(in thousands, except per share data)
(unaudited)

	BGC Partners, Inc. Historical (a)	Insurance Business Disposition Adjustments (b)		BGC Partners, Inc. Pro Forma
Assets
Cash and cash equivalents	$420,302	$497,408	(1)	$917,710
Cash segregated under regulatory requirements	36,365	—		36,365
Securities owned	49,222	—		49,222
Marketable securities	360	—		360
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	1,455,333	—		1,455,333
Accrued commissions and other receivables, net	338,313	—		338,313
Loans, forgivable loans and other receivables from employees and partners, net	370,800	—		370,800
Fixed assets, net	204,531	—		204,531
Investments	33,400	—		33,400
Goodwill	487,434	—		487,434
Other intangible assets, net	219,291	—		219,291
Receivables from related parties	7,890	—		7,890
Other assets	461,379	—		461,379
Assets held for sale	1,048,859	(1,048,859)	(2) (3)	—
Total assets	$5,133,479	$(551,451)		$4,582,028
Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$5,997	$—		$5,997
Accrued compensation	187,166	32,891	(4)	220,057
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	1,305,743	—		1,305,743
Payables to related parties	79,920	5,000	(5)	84,920
Accounts payable, accrued and other liabilities	652,366	39,700	(6)	692,066
Notes payable and other borrowings	1,243,248	—		1,243,248
Liabilities held for sale	850,112	(850,112)	(2)	—
Total liabilities	4,324,552	(772,521)		3,552,031

Redeemable partnership interest	19,582	4,277	(7)	23,859
Equity
Stockholders’ equity:
Class A common stock, par value $0.01 per share	4,169	—		4,169
Class B common stock, par value $0.01 per share	459	—		459
Additional paid-in capital	2,367,458	—		2,367,458
Treasury stock, at cost	(406,701)	—		(406,701)
Retained deficit	(1,211,870)	173,934	(8)	(1,037,936)
Accumulated other comprehensive income (loss)	(30,605)	—		(30,605)
Total stockholders’ equity	722,910	173,934		896,844
Noncontrolling interest in subsidiaries	66,435	42,859	(8)	109,294
Total equity	789,345	216,793		1,006,138
Total liabilities, redeemable partnership interest, and equity	$5,133,479	$(551,451)		$4,582,028

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2021
(in thousands, except per share data)
(unaudited)

	BGC Partners, Inc. Historical (c)	Insurance Business Disposition Adjustments (d)		BGC Partners, Inc. Pro Forma
Revenues:
Commissions	$824,988	$(106,696)	(1)	$718,292
Principal transactions	180,760	—		180,760
Fees from related parties	8,030	—		8,030
Data, software and post-trade	43,588	—		43,588
Interest and dividend income	14,493	(155)	(1)	14,338
Other revenues	8,167	—		8,167
Total revenues	1,080,026	(106,851)		973,175
Expenses:
Compensation and employee benefits	578,589	(79,242)	(1)	499,347
Equity-based compensation and allocations of net income to limited partnership units and FPUs	91,785	543	(1)(2)	92,328
Total compensation and employee benefits	670,374	(78,699)		591,675
Occupancy and equipment	95,033	(10,855)	(1)	84,178
Fees to related parties	9,743	(19)	(1)	9,724
Professional and consulting fees	33,960	(6,090)	(1)	27,870
Communications	60,578	(513)	(1)	60,065
Selling and promotion	16,104	(1,036)	(1)	15,068
Commissions and floor brokerage	32,237	(1,005)	(1)	31,232
Interest expense	36,533	(695)	(1) (3)	35,838
Other expenses	39,777	(14,817)	(1)	24,960
Total expenses	994,339	(113,729)		880,610
Other income (losses), net:
Gains (losses) on divestitures and sale of investments	(32)	(60)	(1)	(92)
Gains (losses) on equity method investments	2,789	3	(1)	2,792
Other income (loss)	7,270	(2,188)	(1)	5,082
Total other income (losses), net	10,027	(2,245)		7,782
Income (loss) from operations before income taxes	95,714	4,633		100,347
Provision (benefit) for income taxes	13,748	(2,520)	(1)(4)	11,228
Consolidated net income (loss)	$81,966	$7,153		$89,119
Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	20,706	1,188	(1)(5)	21,894
Net income (loss) available to common stockholders	$61,260	$5,965		$67,225
Per share data:
Basic earnings (loss) per share
Net income (loss) available to common stockholders	$61,260			$67,225
Basic earnings (loss) per share	$0.16			$0.18
Basic weighted-average shares of common stock outstanding	379,639			379,639
Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$88,271			$96,394
Fully diluted earnings (loss) per share	$0.16			$0.17
Fully diluted weighted-average shares of common stock outstanding	560,210			560,210

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020
(in thousands, except per share data)
(unaudited)

	BGC Partners, Inc. Historical (e)	Insurance Business Disposition Adjustments (f)		BGC Partners, Inc. Pro Forma
Revenues:
Commissions	$1,567,668	$(182,709)	(1)	$1,384,959
Principal transactions	351,633	—		351,633
Fees from related parties	25,754	—		25,754
Data, software and post-trade	81,920	—		81,920
Interest and dividend income	12,332	(671)	(1)	11,661
Other revenues	17,413	—		17,413
Total revenues	2,056,720	(183,380)		1,873,340
Expenses:
Compensation and employee benefits	1,131,650	(155,461)	(1)	976,189
Equity-based compensation and allocations of net income to limited partnership units and FPUs	183,545	(1,359)	(1)	182,186
Total compensation and employee benefits	1,315,195	(156,820)		1,158,375
Occupancy and equipment	189,268	(19,832)	(1)	169,436
Fees to related parties	23,193	(28)	(1)	23,165
Professional and consulting fees	73,470	(11,223)	(1)	62,247
Communications	121,603	(988)	(1)	120,615
Selling and promotion	38,167	(4,106)	(1)	34,061
Commissions and floor brokerage	59,376	(1,914)	(1)	57,462
Interest expense	76,607	(1,923)	(1) (2)	74,684
Other expenses	88,933	(15,756)	(1)	73,177
Total expenses	1,985,812	(212,590)		1,773,222
Other income (losses), net:
Gains (losses) on divestitures and sale of investments	394	(294)	(1)	100
Gains (losses) on equity method investments	5,023	41	(1)	5,064
Other income (loss)	1,580	(6,320)	(1)	(4,740)
Total other income (losses), net	6,997	(6,573)		424
Income (loss) from operations before income taxes	77,905	22,637		100,542
Provision (benefit) for income taxes	21,303	5,187	(1)(3)	26,490
Consolidated net income (loss)	$56,602	$17,450		$74,052
Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	7,694	5,802	(1)(4)	13,496
Net income (loss) available to common stockholders	$48,908	$11,648		$60,556
Per share data:
Basic earnings (loss) per share
Net income (loss) available to common stockholders	$48,908			$60,556
Basic earnings (loss) per share	$0.14			$0.17
Basic weighted-average shares of common stock outstanding	361,736			361,736
Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$70,430			$87,594
Fully diluted earnings (loss) per share	$0.13			$0.16
Fully diluted weighted-average shares of common stock outstanding	546,848			546,848

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
1.    Basis of Presentation
Insurance Business Disposition
On May 26, 2021, Tower Bridge (One) Limited (the “Seller”), an indirect subsidiary of BGC Partners, Inc. (“BGC” or the “Company”), and BGC (as the Seller guarantor) entered into an Agreement (the “Purchase Agreement”) with Ardonagh Specialty Holdings 2 Limited (the “Buyer”) and The Ardonagh Group Limited (as the Buyer guarantor). The Purchase Agreement provides that, at closing, the Buyer will purchase the entire issued share capital of each of Ed Broking Group Limited and Besso Insurance Group Limited (each wholly owned subsidiaries of the Seller), for a purchase price of $500 million, subject to working capital and certain other closing adjustments, in cash to be paid at closing (the “Insurance Business Disposition”). These entities represent BGC’s insurance brokerage business. On November 1, 2021, the Company successfully completed the Insurance Business Disposition and, after closing adjustments, received approximately $535 million in gross cash proceeds from the Buyer, subject to limited post-closing adjustments. In addition, unvested equity and other awards previously granted by BGC to employees of its insurance brokerage business were converted into the right to receive a cash payment from BGC; a significant portion of these awards was 50% vested and paid in cash at closing, with the remaining 50% vesting and to be paid in cash two years after closing. The remaining portion of these awards will have been 100% vested and paid in cash by two years after the closing. The payments after closing are only made if the applicable employee remains an employee of the insurance brokerage business.
Basis of Presentation
BGC's unaudited pro forma condensed consolidated financial information has been compiled from underlying financial statements prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). They reflect the completed Insurance Business Disposition, including the receipt of $500 million of cash consideration, adjusted for working capital and other certain closing adjustments. The unaudited pro forma condensed consolidated financial information should be read in conjunction with:
•The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
•BGC’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021;
•BGC’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended
    December 31, 2020; and
•The risks described under "Special Note on Forward-Looking Information" and under "Risk Factors" in the Company’s
    Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk or new risks contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the
    SEC.
The unaudited pro forma condensed consolidated financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC and has been prepared subject to the assumptions and adjustments as described in the notes thereto. Specifically, the unaudited pro forma condensed consolidated financial information set forth below reflects the effects of the Insurance Business Disposition on (i) BGC’s statement of financial condition as of June 30, 2021, as if the Insurance Business Disposition had occurred on that date, and (ii) BGC’s statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, as if the Insurance Business Disposition had occurred on January 1, 2020. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.
The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Insurance Business Disposition had occurred as of the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated statements of operations also do not reflect the gain from the Insurance Business Disposition, the potential use of proceeds, potential actions to reduce corporate overhead, or any potential tax or hedging strategies. In addition, the unaudited pro forma condensed consolidated statements of operations do not include any adjustments with respect to certain expenses recorded that were related to non-recurring events both related and unrelated to the Insurance Business Disposition.

2. Insurance Business Disposition and Related Adjustments

Unaudited pro forma condensed consolidated statement of financial condition as of June 30, 2021

The following notes relate to the unaudited pro forma condensed consolidated statement of financial condition as of June 30,
2021:

(a) Amounts as originally reported by BGC in its Quarterly Report on Form 10-Q for the period ended June 30, 2021.

(b) Adjustments to present the pro forma effects of the Insurance Business Disposition as if it had occurred on the balance sheet date. These include the following:

(1) Represents the following:
i) BGC’s receipt of $532.4 million gross cash proceeds, as if the Insurance Business Disposition had occurred on June 30, 2021, after working capital and certain other closing adjustments; and
ii) $35.0 million decrease in Cash and cash equivalents comprising $18.8 million cash paid for management incentive and termination payments, $12.1 million cash paid for taxes due on the forgiveness of employee loans, and $4.1 million cash paid for unvested equity and other awards.

(2) The elimination of the insurance brokerage business’ Assets held for sale and Liabilities held for sale of
$1,048.9 million and $850.1 million, respectively.

(3) The elimination of the insurance brokerage business' Assets held for sale includes the forgiveness of $24.7 million in employee loans related to the Insurance Business Disposition.

(4) The $32.9 million increase in Accrued compensation related to the allocations of net income to limited partnership units, as described in the below note (8).

(5) The $5.0 million increase in Payables to related parties for investment banking charges payable to Cantor related to the Insurance Business Disposition.

(6) The $39.7 million increase in Accounts payable, accrued and other liabilities comprises $12.3 million in unvested equity and other awards previously granted by BGC to insurance brokerage business employees which are converted into the right to receive a cash payment from BGC, subject to certain service conditions, a $11.5 million tax liability associated with the Insurance Business Disposition, and a
$9.8 million liability due to The Ardonagh Group over time related to the insurance brokerage business'
pension obligations. This increase also includes $6.1 million in third-party legal, professional and banking fees incurred as part of the transaction.

(7) The $4.3 million increase in Redeemable partnership interest for allocations of net income to FPUs, as described in the below note (8).

(8) Represents the following:
i) The estimated after-tax gain from the Insurance Business Disposition; and
ii) The offsetting impact of the above notes (4), (5) and (6), except where already included in the estimated after-tax gain from the Insurance Business Disposition.
Each of these items is allocated between limited partnership interests, which include limited partnership units, FPUs, and Cantor units, and common stockholders. The net income (loss) allocated to Cantor is reflected as a component of Noncontrolling interest in subsidiaries, while the net income (loss) allocated to common stockholders is reflected as a component of Retained deficit. Further, in periods in which the
Company has a net loss, the loss allocation for FPUs, LPUs and Cantor units in BGC Holdings is allocated to Cantor and reflected as a component of Noncontrolling interest in subsidiaries. In subsequent quarters in which the Company has net income, the initial allocation of income to the limited partnership interests in
BGC Holdings is to Cantor and is recorded as Noncontrolling interest in subsidiaries to recover any losses taken in earlier quarters, with the remaining income allocated to the limited partnership interests. This income (loss) allocation process has no impact on the net income (loss) allocated to common stockholders.

Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2021

The following notes relate to the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2021:

(c) Amounts as originally reported by BGC in its Quarterly Report on Form 10-Q for the six months ended June 30,
2021.

(d) Adjustments to present the pro forma effects of the Insurance Business Disposition as if it had occurred on January 1,
2020. These include the following:

(1) The elimination of the insurance brokerage business’ Revenues, Expenses, Other income (losses), net,
Provision for income taxes, and Net income (loss) attributable to noncontrolling interest in subsidiaries.

(2)    A $1.2 million increase in Equity-based compensation and allocations of net income to limited partnership units and FPUs, as described in the below note (5), partially offset by note (1) above.

(3)    The elimination of Interest expense excludes $1.3 million of interest expense due from the insurance brokerage business to BGC.

(4) The corresponding tax effects of the above items.

(5) The impact of the above items is allocated between limited partnership interests, which include limited partnership units, FPUs, and Cantor units, and common stockholders. The net income (loss) allocated to limited partnership units and FPUs, Cantor, and common stockholders is reflected as a component of
Equity-based compensation and allocations of net income to limited partnership units and FPUs, Net income (loss) attributable to noncontrolling interest in subsidiaries, and Net income (loss) available to common stockholders, respectively. Further, in periods in which the Company has a net loss, the loss allocation for FPUs, LPUs and Cantor units in BGC Holdings is allocated to Cantor and reflected as a component of Net income (loss) attributable to noncontrolling interest in subsidiaries. In subsequent quarters in which the Company has net income, the initial allocation of income to the limited partnership interests in BGC Holdings is to Cantor and is recorded as Net income (loss) attributable to noncontrolling interest in subsidiaries to recover any losses taken in earlier quarters, with the remaining income allocated to the limited partnership interests. This income (loss) allocation process has no impact on the net income
(loss) allocated to common stockholders.

Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020

The following notes relate to the unaudited pro forma condensed consolidated statement of operations for the year ended
December 31, 2020:

(e) Amounts as originally reported by BGC in its Annual Report on Form 10-K for the year ended December 31, 2020.

(f) Adjustments to present the pro forma effects of the Insurance Business Disposition as if it had occurred on January
1, 2020. These include the following:

(1) The elimination of the insurance brokerage business’ Revenues, Expenses, Other income (losses), net,
Provision for income taxes, and Net income (loss) attributable to noncontrolling interest in subsidiaries.

(2) The elimination of Interest expense excludes $3.0 million of interest expense due from the insurance brokerage business to BGC.

(3) The corresponding tax effects of the above items.

(4) The impact of the above items is allocated between limited partnership interests, which include limited partnership units, FPUs, and Cantor units, and common stockholders. The net income (loss) allocated to limited partnership units and FPUs, Cantor, and common stockholders is reflected as a component of
Equity-based compensation and allocations of net income to limited partnership units and FPUs, Net income (loss) attributable to noncontrolling interest in subsidiaries, and Net income (loss) available to common stockholders, respectively. Further, in periods in which the Company has a net loss, the loss allocation for FPUs, LPUs and Cantor units in BGC Holdings is allocated to Cantor and reflected as a component of Net income (loss) attributable to noncontrolling interest in subsidiaries. In subsequent quarters in which the Company has net income, the initial allocation of income to the limited partnership interests in BGC Holdings is to Cantor and is recorded as Net income (loss) attributable to noncontrolling interest in subsidiaries to recover any losses taken in earlier quarters, with the remaining income allocated to the limited partnership interests. This income (loss) allocation process has no impact on the net income
(loss) allocated to common stockholders.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 do not reflect items that are non-recurring and are not expected to have a continuing impact on the Company, which include the following:

•The expected gain on sale related to the Insurance Business Disposition;

•$18.8 million in compensation expenses with respect to management incentive and termination payments;

•The corresponding tax effects of the above items; and

•The impact of the above items on allocations of net income to limited partnership units, founding/working partner units, noncontrolling interest in subsidiaries and common stockholders.